Exhibit 99.2

Press Contact

Mark Plungy

Director, Global Public Relations

+1 (650) 424-5630
mark.plungy@varian.com

Investor Relations Contact

J. Michael Bruff

Senior Vice President, Investor Relations

+1 (650) 424-5163
investors@varian.com

FOR IMMEDIATE RELEASE

Varian Completes Purchase of Embolic Bead Asset

PALO ALTO, Calif. — August 21st, 2019 — Varian (NYSE: VAR) today announced it has successfully completed its asset purchase of the Boston Scientific portfolio of drug-loadable microsphere and bland embolic bead products for treating arteriovenous malformations and hypervascular tumors. This acquisition expands the portfolio of Varian interventional oncology solutions. To view the original announcement from July 2, 2019, visit: https://www.varian.com/news/varian-expand-interventional-oncology-portfolio-purchase-embolic-bead-asset.

About Varian
At Varian, we envision a world without fear of cancer. For more than 70 years, we have developed, built and delivered innovative cancer care technologies and solutions for our clinical partners around the globe to help them treat millions of patients each year. With an Intelligent Cancer Care approach, we are harnessing advanced technologies like artificial intelligence, machine learning and data analytics to enhance cancer treatment and expand access to care. Our 9,200 employees across 70 countries keep the patient and our clinical partners at the center of our thinking as we power new victories in cancer care. Because, for cancer patients everywhere, their fight is our fight. For more information, visit http://www.varian.com and follow @VarianMedSys on Twitter.

###